Exhibit 99.1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Statement on Schedule 13D (Amendment No. 4), and any subsequent amendments thereto, to which this exhibit is attached is filed on behalf of each of them in the capacities set forth below with respect to the Common Stock of Golden Entertainment, Inc., $0.01 par value, beneficially owned by each of them. This Joint Filing Agreement shall be included as an Exhibit to such Schedule 13D (Amendment No. 4).

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 22nd day of August, 2018.

Dated: August 22, 2018	The Blake L. Sartini and Delise F. Sartini Family Trust

/s/ BLAKE L. SARTINI
Name: Blake L. Sartini
Title: Co-Trustee

/s/ DELISE F. SARTINI
Name: Delise F. Sartini
Title: Co-Trustee

Individuals

/s/ BLAKE L. SARTINI
Name: Blake L. Sartini

/s/ DELISE F. SARTINI
Name: Delise F. Sartini